EXHIBIT 5.1

May 3, 2013

Icahn Enterprises L.P.
Icahn Enterprises Finance Corp.
767 Fifth Avenue, Suite 4700
New York, NY 10153

Ladies and Gentlemen:

We have acted as counsel to Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”), and Icahn Enterprises Finance Corp. (“Icahn Enterprises Finance”), with respect to the preparation and filing of a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) on May 3, 2013 (the “Registration Statement”), in connection with the offer and sale by Icahn Enterprises from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of:

(a) depositary units representing limited partner interests in Icahn Enterprises (the “Depositary Units”);

(b) preferred units of Icahn Enterprises having rights senior to the Depositary Units (the “Preferred Units”);

(c) debt securities, which may be co-issued by Icahn Enterprises Finance, and which may be either senior debt securities or subordinated debt securities (the “Debt Securities”);

(d) a guarantee by Icahn Enterprises (the “Guarantee”) with respect to any Debt Securities issued by Icahn Enterprises Finance;

(e) warrants to purchase Depositary Units, Preferred Units or Debt Securities evidenced by warrant certificates independently or together with any securities offered by a prospectus supplement (the “Warrants”);

(f) rights to purchase Depositary Units, Preferred Units or Debt Securities (the “Rights”); and

(g) units of a combination of two or more of the securities described in clauses (a) through (f) above (the “Units”).

The Depositary Units, the Preferred Units, the Debt Securities, the Guarantee, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities” and each, a “Security.”

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate or comparable documents, certificates of public officials and officers and representatives of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises (the “General Partner”), and the officers and representatives of Icahn Enterprises Finance, and such other documents, records and instruments, and we have made such inquiries of such officers and representatives of the General Partner and Icahn Enterprises Finance as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies as we considered necessary or appropriate for enabling us to express the opinions set forth below.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of Icahn Enterprises. We have not independently verified such factual matters.

Based upon, and subject to, the foregoing, assuming no change in the applicable law or pertinent facts, we are of the opinion that:

(a) The Depositary Units, upon receipt by Icahn Enterprises of such lawful consideration therefor as the Board of Directors of the General Partner (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and purchasers of the Depositary Units will not have any obligation to make payments to Icahn Enterprises or its creditors (other than the purchase price for the Depositary Units) or contributions to Icahn Enterprises or its creditors solely by reason of the purchasers' ownership of Depositary Units.

(b) The Preferred Units, upon receipt by Icahn Enterprises of such lawful consideration therefor as the Board of Directors of the General Partner (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and purchasers of the Depositary Units will not have any obligation to make payments to Icahn Enterprises or its creditors (other than the purchase price for the Depositary Units) or contributions to Icahn Enterprises or its creditors solely by reason of the purchasers' ownership of Depositary Units.

(c) The Debt Securities and the Guarantee, upon receipt by Icahn Enterprises and Icahn Enterprises Finance of such lawful consideration therefor as the Board of Directors of the General Partner and the Board of Directors of Icahn Enterprises Finance (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of Icahn Enterprises and Icahn Enterprises Finance, respectively.

(d) The Warrants, upon receipt by Icahn Enterprises of such lawful consideration therefor as the Board of Directors of the General Partner (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of Icahn Enterprises.

(e) The Rights, upon receipt by Icahn Enterprises of such lawful consideration therefor as the Board of Directors of the General Partner (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of Icahn Enterprises.

(f) The Units, upon receipt by Icahn Enterprises of such lawful consideration therefor as the Board of Directors of the General Partner (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of Icahn Enterprises.

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In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Board of Directors of the General Partner and the Board of Directors of Icahn Enterprises Finance, respectively (or a duly authorized committee thereof), each of their respective organizational and governing documents and applicable law; (iv) Icahn Enterprises and Icahn Enterprises Finance will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities will have been duly authorized and reserved for issuance; (v) the resolutions authorizing the issuance, offering and sale of the Securities will have been adopted by the Board of Directors of the General Partner and, if applicable, the Board of Directors of Icahn Enterprises Finance and will be in full force and effect at all times at which the Securities are offered or sold by Icahn Enterprises and, if applicable, Icahn Enterprises Finance; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Board of Directors of the General Partner and the other parties thereto; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of any series of Debt Securities and with respect to the Guarantee, we have further assumed that: (i) such Debt Securities and Guarantee will have been issued pursuant to an applicable indenture that has been duly authorized, executed and delivered by Icahn Enterprises and Icahn Enterprises Finance and the applicable trustee in a form approved by us, and such indenture will have been qualified under the Trust Indenture Act of 1939 and will be governed by and construed in accordance with New York law; (ii) such Debt Securities and Guarantee will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture; (iii) the adequacy of the consideration that supports the guarantor’s agreement and the solvency and adequacy of capital of the guarantor.

With respect to any Securities consisting of Preferred Units, we have further assumed that Icahn Enterprises issues and delivers the units after an amendment to its partnership agreement establishing the designations, preferences and rights of the class or series of the Preferred Units being issued, and duly authorized, executed and delivered by the General Partner.

With respect to any Securities consisting of Warrants, we have further assumed that (i) a Warrant agreement relating to the Warrants (the “Warrant Agreement”) to be entered into between Icahn Enterprises and an entity selected by Icahn Enterprises to act as the Warrant agent (the “Warrant Agent”) will have been duly authorized, executed and delivered by the General Partner and (ii) the Warrants will be duly authorized, executed and delivered by the General Partner and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Units, we have further assumed that (i) a Unit agreement relating to the Unit (the “Unit Agreement”) to be entered into between Icahn Enterprises and an entity selected by Icahn Enterprises to act as the Unit agent (the “Unit Agent”) will have been duly authorized, executed and delivered by the General Partner and (ii) the Unit certificates will be duly authorized, executed and delivered by the General Partner in accordance with the provisions of the Unit Agreement.

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The opinion expressed above is limited by, subject to and based on the assumptions, limitations and qualifications set forth below:

(a) The validity and binding effect of the Securities may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and may be limited by applicable laws or policies underlying such laws.

(b) The foregoing opinion is limited to the laws of the State of New York and the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act. We do not express any opinion herein concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Proskauer Rose LLP

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